Exhibit 99.1

China Pharma Announces Receipt of Noncompliance Notice from NYSE American

HAIKOU CITY, December 2, 2022 – China Pharma Holdings, Inc. (NYSE American: CPHI) (“China Pharma,” the “Company” or “We”), a specialty pharmaceutical company, today announced that on December 1, 2022, received a notification (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company was not in compliance with a certain NYSE American continued listing standard relating to stockholders’ equity, or Section 1003(a)(ii) of the NYSE American Company Guide, which requires an issuer to have stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in its four most recent fiscal years. The Deficiency Letter noted that Company had stockholders’ equity of $2.8 million as of September 30, 2022, and has reported losses from continuing operations and/or net losses in its four most recent fiscal years ended December 31, 2021.

The Company remains subject to several deficiencies and/or incompliance as disclosed in the current report on Form 8-K dated June 22, 2022 (Initial Equity Notification) and the current report on Form 8-K dated September 30, 2022 (Price Noncompliance Notification) for the price noncompliance. In addition, the Company remains subject to the Plan Acceptance dated August 29, 2022 in which NYSE American accepted the Company’s plan (the “Plan”) for curing the stockholders’ equity noncompliance under Section 1003(a)(iii). Therefore, if the Company is not in compliance with all stockholders’ equity standards by December 15, 2023 or does not make progress consistent with the Equity Plan during the Plan period, the exchange will initiate delisting proceedings as appropriate. Furthermore, if the Company is not in compliance with the price standard by March 26, 2023, the exchange will initiate delisting proceedings as appropriate.

The Company’s common stock, par value $0.001 per share (“Common Stock”) will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “CPHI”. However, the Company will continue to be included in the list of NYSE American noncompliant issuers and the .BC indicator will continue to be disseminated with the Company’s ticker symbol(s). The website posting and .BC indicator will be removed when the Company has regained compliance with all applicable continued listing standards. The NYSE American notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. is a specialty pharmaceutical company that develops, manufactures and markets a diversified portfolio of products, focusing on conditions with high incidence and high mortality rates in China, including cardiovascular, CNS, infectious, and digestive diseases. The Company’s cost-effective business model is driven by market demand and supported by new GMP-certified product lines covering the major dosage forms. In addition, the Company has a broad and expanding nationwide distribution network across all major cities and provinces in China. The Company’s wholly-owned subsidiary, Hainan Helpson Medical & Biotechnology Co., Ltd., is located in Haikou City, Hainan Province. For more information about China Pharma Holdings, Inc., please visit www.chinapharmaholdings.com. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: the achievability of financial guidance; success of new product development; unanticipated changes in product demand; increased competition; downturns in the Chinese economy; uncompetitive levels of research and development; and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required by applicable law or regulation.

For more information, please contact Investor Relations:

China Pharma Holdings, Inc.

Ms. Diana Na Huang

Phone: +86-898-6681-1730 (China)

Email: hps@chinapharmaholdings.com